                                                                    EXHIBIT 10.r
                             REGISTRATION AGREEMENT


     This Agreement is made as of March 31, 1993, between Masco Industries, Inc., a Delaware corporation (the "Company") and Masco Corporation, a Delaware corporation ("Masco").

     WHEREAS, Masco currently holds certain Company securities; and

     WHEREAS, Masco is acquiring certain Company securities pursuant to a Purchase Agreement (the "Purchase Agreement") and an Exchange Agreement (the "Exchange Agreement"), each with the Company of even date herewith, and may acquire additional Company securities pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") with the Company of even date herewith; and

     WHEREAS, in connection with the Purchase Agreement, the Exchange Agreement and the Securities Purchase Agreement, the Company has agreed to provide to Masco certain registration rights with respect to certain Company securities as provided herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Definitions.

     "Common Stock" means the Company's Common Stock, par value $1.00 per share.

     "Convertible Debentures" means the Company's 6% Convertible Subordinated Debentures due 2011.

     "Preferred Stock" means the Company's 10% Exchangeable Preferred Stock issued pursuant to the Exchange Agreement and the Company's exchangeable preferred stock that may be issued pursuant to the Securities Purchase Agreement.

     "Registrable Securities" means (i) the 17,946,498 shares of Common Stock held by Masco as of the date hereof (after giving effect to the Company's acquisition of 10 million shares of Common Stock pursuant to the Exchange Agreement between the Company and Masco of even date herewith) and shares of Common Stock that may be reacquired by Masco pursuant to the Masco Corporation 1984 Restricted Stock (Industries) Plan, (ii) $130 million principal amount of Convertible Debentures held by Masco, (iii) Preferred Stock, (iv) Subordinated Debentures, (v) Warrants, (vi) Common Stock issuable upon conversion of the Convertible Debentures and upon exercise of the Warrants, and (vii) any securities issued or issuable with respect to, or derived from, the securities referred to in clauses (i) through (vi) by way of stock dividend, stock split or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Subordinated Debentures" means the Company's subordinated debentures that are issuable upon redemption and exchange of the Preferred Stock and the Company's subordinated debentures that may be issued pursuant to the Securities Purchase Agreement.

     "Warrants" means the warrants issued by the Company to purchase 10 million shares of Common Stock, which warrants were issued pursuant to the Purchase Agreement.

     2 (a). Registration of Registrable Securities. Whenever the Company shall receive a written request signed by Masco requesting the Company to file a registration statement under the Securities Act of 1933, as in effect at the relevant time, or a comparable statement under any similar Federal statute then in effect (a "Registration Statement"), covering any class or series of Registrable Securities held by Masco, the Company shall promptly prepare and file a Registration Statement covering the Registrable Securities requested to be registered. The registration request may, at the option of Masco, require the Registration Statement to include Registrable Securities held by persons who acquired such Registrable Securities directly from Masco in a private placement (hereinafter referred to, together with Masco, as a "Selling Holder"). The Company shall use its best efforts to cause the Registration Statement to become effective and remain effective for the period required to permit the offering and sale of the Registrable Securities covered thereby, which may be an indefinite period of time if the registration request shall specify a delayed or continuous offering pursuant to Rule 415 of the Securities and Exchange Commission or any successor or comparable provision then in effect ("Shelf Registration").

     2(b). Limitations on Registration and Disposition. (i) The Company shall not be obligated to (A) file a Registration Statement with respect to less than $25 million market value of Registrable Securities (as determined in good faith by Masco at the time of the request), except that if the Company shall have redeemed or exchanged any class or series of Registrable Securities such that Masco holds less than $25 million market value of such class or series, Masco may request registration of all of any such class or series then held, or (B) make any such filing within 6 months from the effective date of the next preceding filing made pursuant hereto, except Masco may, within the period commencing with the date of issuance of Preferred Stock or Subordinated Debentures issued pursuant to the Securities Purchase Agreement or Subordinated Debentures issued upon redemption and exchange of Preferred Stock and ending six months from such effective date, require the filing of a Registration Statement covering such Preferred Stock or Subordinated Debentures.

     (ii) No disposition of Registrable Securities shall be made under a Shelf Registration unless the Selling Holder of such securities shall give the Company five days' prior written notice of such holder's intent to make such disposition.

     (iii) The Company may elect to defer, for a period not exceeding a total of 90 days, the preparation of any Registration Statement or the disposition of Registrable Securities pursuant to an effective Shelf Registration if in the Company's good faith judgment pending or prospective business developments (including financing plans) justify a temporary delay or the prospectus contained in an effective Shelf Registration contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements made in the light of the circumstances in which they were made, not misleading.

     (iv) The exercise of Warrants or conversion of Convertible Debentures shall not constitute a disposition of Registrable Securities for purposes of clauses
(ii) and (iii) above.

     2(c). Registration Procedures. (i) Whenever the Company shall file a Registration Statement pursuant hereto, the Company shall (A) thereafter, for such period of time as shall be required in connection with the transactions contemplated thereby and permitted by applicable rules, regulations and administrative practice, file all post-effective amendments and supplements thereto or to the prospectus contained therein and all filings under the Securities Exchange Act of 1934 that are necessary or appropriate so that neither the Registration Statement nor any related prospectus shall contain any material misstatement or omission relative to the Company or any of its assets or its business or affairs and so that the Registration Statement and such prospectus will otherwise comply with all applicable legal requirements, subject to the provisions of Paragraph 2(b) (iii) above, (B) furnish to the Selling Holders of the registered Registrable Securities such number of copies of the Registration Statement and any related preliminary prospectus, prospectus, post-effective amendment or supplement as such Selling Holders reasonably may request, and (C) take all action that may be necessary under the securities or Blue Sky laws of any state and as reasonably may be requested to permit the public offering and sale of the Registered Securities covered by the Registration Statement; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Registrable Securities, in any jurisdiction where it is not now subject. In connection with any such Registration Statement, the Company shall deliver to such Selling Holders and any underwriters such indemnities, contribution agreements, opinions of counsel and letters of independent public accountants as are then customarily given to underwriters of registered public offerings and selling security holders. The underwriters and such Selling Holders shall deliver to the Company such indemnities, contribution agreements and opinions as are then customarily given to issuers of registered public offerings.

     (ii) Anything in this Agreement to the contrary notwithstanding, the Company shall not be obligated to file a Registration Statement unless the Selling Holders of the Registrable Securities being registered shall have furnished the Company in writing all information with respect to such Selling Holders, the Registrable Securities held by such Selling Holders requested to be so included, the transaction or transactions which such Selling Holders contemplate and each underwriter, if any, who will act for such Selling Holders in connection therewith, that any law, rule or regulation requires to be disclosed therein.

     (iii) The Company covenants that it will file the reports required to be filed by it under the Securities Exchange Act of 1934, as in effect from time to time, and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will deliver to Masco at its request a written statement affirming that it has complied with such requirements.

     (iv) Whenever a Registration Statement is requested with respect to Subordinated Debentures, the Company will enter into an indenture on substantially similar terms and conditions (but not materially inconsistent with the terms of such Subordinated Debentures) as those contained in the Indenture dated as of November 1, 1986 between the Company and Morgan Guaranty Trust Company of New York. The trustee designated by the Company to act as trustee under the Indenture shall be a bank or trust company or national banking association which has a combined capital and surplus in excess of $50,000,000.

     (v) The Company will, at it own expense, take whatever action is necessary to cause all Registrable Securities registered pursuant to these registration rights to be listed on a national securities exchange or to be included for quotation in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System or similar organization.

     (vi) All expenses (other than fees (including underwriters' discounts and commissions) and expenses of any underwriters and counsel to the Selling Holders) in connection with registrations undertaken pursuant hereto shall be borne by the Company, provided, however, that if Masco withdraws or abandons its request, then Masco shall reimburse the Company for all expenses reasonably incurred by the Company in complying with such request.

     (vii) Masco shall be deemed to be the representative of all Selling Holders, with full authority to select a managing underwriter, withdraw or abandon the Registration Statement, and make comparable decisions on behalf of all Selling Holders after reasonable consultation therewith.

     (viii) The Company will make available for inspection any Selling Holder, any underwriter participating in any disposition pursuant to a Registration Statement and any attorney, accountant or other professional retained by any Selling Holder or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless
(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Information obtained as a result of such inspections shall be deemed confidential and shall not be used as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

     3 (a). Amendments and Waivers. This Agreement may not be amended or terminated, nor any condition or term hereof be waived orally, but only by an instrument in writing duly executed by the parties hereto or, in the case of a waiver, by the party otherwise entitled to performance.

     3 (b). Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors and assigns, provided, however, that Masco may not assign any of its rights hereunder.

     3 (c). Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Michigan.

     3 (d). Paragraph and Other Headings. The paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                              MASCO CORPORATION



                              By /s/ Wayne B. Lyon
                                 -----------------


                              MASCO INDUSTRIES, INC.



                              By /s/ Timothy Wadhams
                                 -------------------